UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       FIRST BANKS, INC.                      FIRST PREFERRED CAPITAL TRUST III
 (Exact name of Registrant as                  (Exact name of Co-Registrant as
    specified in its charter)                      specified in its charter)

          Missouri                                      Delaware
  (State of incorporation                        (State of incorporation
     or organization)                               or organization)

         43-1175538                                    43-6871449
     (I.R.S. Employer                              (I.R.S. Employer
    Identification No.)                           Identification No.)


            135 North Meramec, Clayton, Missouri 63105 (314) 854-4600 (Address, including zip code, and telephone number, including area code, of registrant's and co-registrant's principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    to be so registered                          each class is to be registered
            None                                              None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-71652 and 333-71652-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

______% Cumulative Trust Preferred Securities (and the Guarantee of First Banks, Inc. with respect thereto)

                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered

                  For a full description of the % Cumulative Trust Preferred Securities (the "Preferred Securities"), of First Preferred Capital Trust III, a statutory business trust created under the laws of the State of Delaware ("the Trust"), and the guarantee with respect to the Preferred Securities issued by First Banks, Inc., a Missouri corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in (i) the prospectus that forms part of the Registration Statement on Form S-2 (the "Registration Statement") of First Banks, Inc. and First Preferred Capital Trust III (Registration No.'s 333-71652 and 333-71652-01), previously filed with the Securities and Exchange Commission (the "Commission") on October 16, 2001, under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the related final form of prospectus to be filed with the Commission under Rule 430A of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.           Exhibits

                   The following exhibits are filed as part of this Registration Statement on Form 8-A:

*2.1 Certificate of Trust of First Preferred Capital Trust III (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

*2.2(a) Trust Agreement of First Preferred Capital Trust III (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

*2.2(b) Form of Amended and Restated Trust Agreement of First Preferred Capital Trust III (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

*2.3 Form of Preferred Security Certificate of First Preferred Capital Trust III (incorporated herein by reference to Exhibit
                  4.6 to the Registration Statement, which is included as an Exhibit to Exhibit 4.5 to the Registration Statement).

*2.4 Form of Preferred Securities Guarantee Agreement for First Preferred Capital Trust III (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

*2.5              Form of Indenture (incorporated herein by reference to Exhibit
                  4.1 to the Registration Statement).

*2.6 Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement, which is included as an Exhibit to Exhibit 4.1 to the Registration Statement).

*2.7 Form of Agreement as to Expenses and Liabilities (incorporated herein by reference to Exhibit 4.8 to the Registration Statement, which is included as an Exhibit to
                  Exhibit 4.5 to the Registration Statement).

* Incorporated by reference as indicated pursuant to Rule 12b-32.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of St. Louis, State of Missouri on October 31, 2001.

                                     FIRST BANKS, INC.


                                     By:  /s/James F. Dierberg
                                          --------------------------------------
                                             James F. Dierberg
                                             Chairman of the Board and
                                               Chief Executive Officer


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, First Preferred Capital Trust III has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of St. Louis, State of Missouri on October 31, 2001.

                                     FIRST PREFERRED CAPITAL TRUST III


                                     By:  /s/James F. Dierberg
                                          --------------------------------------
                                             James F. Dierberg
                                             Trustee


                                     By:  /s/Allen H. Blake
                                          --------------------------------------
                                             Allen H. Blake
                                             Trustee


                                     By:  /s/Lisa K. Vansickle
                                          --------------------------------------
                                             Lisa K. Vansickle
                                             Trustee